                                                                     Exhibit 4.2
                                KERAVISION, INC.

                          INVESTORS' RIGHTS AGREEMENT
                          ---------------------------


     This Investors' Rights Agreement (the "Agreement") is made as of the 12th
                                            ---------
day of June, 1998, by and among KeraVision, Inc., a Delaware corporation (the "Company"), the investors listed on Exhibit A hereto, each of which is herein
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referred to as an "Investor."
                   --------

                                    RECITALS
                                    --------

     The Company and the Investors have entered into a Series B Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date
                                         ------------------
herewith pursuant to which the Company desires to sell to the Investors and the Investors desire to purchase from the Company shares of the Company's Series B Convertible Preferred Stock. A condition to the Investors' obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors with (i) certain rights to register shares of the Company's Common Stock issuable upon conversion of the Series B Convertible Preferred Stock held by the Investors and (ii) a right of first offer with respect to certain issuances by the Company of its securities. The Company and the Investors each desire to induce the Investors to purchase shares of Series B Convertible Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

     The parties hereby agree as follows:

     1. Registration Rights.  The Company and the Investors covenant and agree
        -------------------
as follows:

        1.1     Definitions.  For purposes of this Section 1:
                -----------

                (a) The terms "register," "registered," and "registration" refer
                               --------    ----------        ------------
to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                (b) The term "Registrable Securities" means (i) the shares of
                              ----------------------
Common Stock issuable or issued upon conversion of the Series B Convertible Preferred Stock and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) or by way of a dividend, a stock split or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) or the Series B Convertible Preferred Stock or any shares of Common Stock of the Company issued in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or reorganization with respect to the shares listed in (i) or the Series B

Convertible Preferred Stock; provided, however, that the foregoing definition
                             --------  -------
shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                (c) The number of shares of "Registrable Securities then
                                             ----------------------------
outstanding" shall be determined by the number of shares of Common Stock
-----------
outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                (d) The term "Holder" means any person owning or having the
                              ------
right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 of this Agreement;

                (e) The term "Form S-1" means such form under the Securities Act
                              --------
as in effect on the date hereof or any successor form under the Securities Act;

                (f) The term "Form S-3" means such form under the Securities Act
                              --------
as in effect on the date hereof or any successor form under the Securities Act; and

                (g) The term "SEC" means the Securities and Exchange Commission.
                              ---

        1.2     Form S-3 and Form S-1 Registration.
                ----------------------------------

                (a) Within thirty (30) days after the date hereof, the Company shall file with the SEC a registration statement on Form S-3 covering all of the Registrable Securities and use its best efforts thereafter to effect such registration and all such qualifications and compliances as may be necessary and as would permit or facilitate the sale and distribution of all of the Registrable Securities; provided, however, that the Company shall not be
                        --------  -------
obligated to effect any such registration, qualification or compliance pursuant to this Section 1.2(a): (i) if Form S-3 is not available for such offering by the Holders; or (ii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                (b) In the event that a registration on Form S-3 is not available to the Company or if the effectiveness of the Form S-3 is suspended or terminated at any time within the two (2) year period following the date hereof, then the Company shall give written notice to all Holders and shall use its best efforts to effect as soon as practicable the registration on Form S-1 of all Registrable Securities which the Holders request to be registered pursuant to such request and all such qualifications and compliances as may be necessary and as would permit or facilitate the sale and distribution of all of the Registrable Securities requested to be registered;

provided, however, that the Company shall not be obligated to effect any such
--------  -------
registration, qualification or compliance pursuant to this Section 1.2(b): (i) if Form S-1 is not available for such offering by the Holders; (ii) after the Company has effected two (2) registrations pursuant to this Section 1.2(b) and such registrations have been declared or ordered effective; (iii) if one registration pursuant to this Section 1.2(b) has been filed within the previous six (6) months of the date upon which a demand pursuant to this Section 1.2(b) has been made and has been declared or ordered effective; (iv) after the second anniversary of the date hereof; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

        1.3     Company Registration.  If (but without any obligation to do so)
                --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.3, the Company shall, subject to the provisions of
Section 1.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

        1.4     Obligations of the Company.  Whenever required under this
                --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and keep such registration statement effective until two (2) years after the date hereof.

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until two (2) years after the date hereof.

                (c) Furnish to the Holders (and to each underwriter, if any) such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a
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condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) Before filing the registration statement or prospectus, or amendments or supplements thereto, furnish to counsel selected by the participating Holders copies of such documents proposed to be filed which shall be subject to the reasonable approval of such counsel.

                (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Holders of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and use its best efforts to cause each such amendment and supplement to become effective.

                (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                (j) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

        1.5     Furnish Information.  It shall be a condition precedent to the
                -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

        1.6     Expenses of Registration.  All expenses other than underwriting
                ------------------------
discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Sections 1.2 or 1.3 for each Holder (which right may be assigned as provided in Section 1.11), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company shall be borne by the Company.

        1.7     Underwriting Requirements.  In connection with any offering
                -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in good faith will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in good faith is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in good faith will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling
                                                                -------
stockholder," and any pro-rata reduction with respect to such "selling
-----------
stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

        1.8     Delay of Registration.  No Holder shall have any right to
                ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

        1.9     Indemnification.  In the event any Registrable Securities are
                ---------------
included in a registration statement under this Section 1:

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each officer, director,
                              ------------
employee or agent thereof, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue
                 ---------
statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person and each officer, director, employee or agent thereof, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity
                                     --------  -------
agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                (b) To the extent permitted by law, each selling Holder will severally (and not jointly) indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the
                                     --------  -------
indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any
                                    --------
indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                (c) Promptly after receipt by an indemnified party under this
Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party
                             --------  -------
(together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder
                --------
under this subsection 1.9(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                (f) The obligations of the Company and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise (and, to the extent permitted by law, any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party).

        1.10    Reports Under Securities Exchange Act of 1934  .  With a view to
                ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 at all times;

                (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

        1.11    Assignment of Registration Rights.  The rights to cause the
                ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 100,000 shares or all of such securities, provided the
                                                               --------
Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided,
                                                                       --------
further, that such assignment shall be effective only if immediately following
-------
such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

        1.12    Termination of Registration Rights.  No Holder shall be
                ----------------------------------
entitled to exercise any right provided for in this Section 1 after the earlier of (i) two (2) years after the date hereof or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three (3) month period without registration.

        1.13    Restrictions on and Procedure for Sales.  Each Investor shall
                ---------------------------------------
comply with following procedures:

                (a) If any Investor shall propose to sell any Registrable Securities pursuant to a registration statement filed by the Company pursuant to
Section 1.2 or 1.3, the Investor shall notify the Company of its intent to do so at least three (3) full business days prior to such sale (the "Notice of Sale"),
                                                               --------------
and the provision of the Notice of Sale to the Company shall conclusively be deemed to establish an agreement by such Investor to comply with the registration provisions herein described. The Notice of Sale shall be deemed to constitute a representation that any information previously supplied by such Investor is accurate as of the date of such Notice of Sale.

                (b) The Notice of Sale in substantially the form attached as Exhibit B shall be delivered to the Company at the address shown on Exhibit A in
                                                                    ---------
writing in accordance with Section 3.3. However, the Investor may give the Notice of Sale orally by telephoning Mark Fischer-Colbrie or the then current Chief Financial Officer of the Company at (510) 353-3000. An oral Notice of Sale shall be deemed to have been received only at such time as the selling Investor speaks directly with Mr. Fischer-Colbrie (or such then current Chief Financial Officer). In addition, an oral Notice of Sale shall only be deemed effective if it is followed by a written Notice of Sale received by the Company by personal delivery or facsimile within twenty-four (24) hours after giving the oral Notice of Sale.

                (c) Unless the Company has notified the selling Investor in writing that the Company will not refuse the sale of Registrable Securities identified in a Notice of Sale pursuant to this Section 1.13(c), at any time within such three (3) business-day period, the Company may refuse to permit the Investor to sell any Restricted Securities; provided, however, that in order to exercise this right, the Company must deliver a certificate in writing from an officer of the Company to the Investor to the effect that a delay in such sale is necessary because a sale pursuant to the Registration Statement in its then current form could constitute a violation of the federal securities laws. In no event shall such delay exceed ten (10) trading days; provided, however, that if, prior to the expiration of such ten (10) trading day period, the Company delivers a certificate in writing from an officer of the Company to the Investor to the effect that the Board of Directors of the Company has determined in reasonable good faith that a further delay in such sale beyond such ten (10) trading day period is necessary because a sale pursuant to such Registration Statement in its then current form could constitute a violation of the federal securities laws, the Company may refuse to permit such Investor to resell any Shares for an additional period not to exceed ten (10) trading days. The Company shall not exercise this right of delay for more than twenty (20) consecutive trading days or for more than thirty (30) trading days in any six (6) month period, provided,
                                                                       --------
however, that in the event the ability of the Investors to sell Registrable
-------
Securities under the Form S-3 or Form S-1 is delayed or suspended for any reason during the two-year period following the date hereof, the aggregate thirty (30) trading day limitation shall be reduced by the number of trading days the Investors are restricted from selling the Registrable Securities.

                (d) Unless the Company delivers a certificate in writing to the selling Investor pursuant to Section 1.13(c), the selling Investor shall have thirty (30) trading days after the Notice of Sale in which to complete the transaction identified in the Notice of Sale (the "Trading Window"). Any period of delay pursuant to Section 1.13(c) shall extend the Trading Window on a day by day basis.

     2.  Right of First Offer.  Subject to the terms and conditions specified
         --------------------
in this Section 2, the Company hereby grants to each Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). An Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the
                                                                ------
Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

                (a) The Company shall deliver a notice by certified mail ("Notice") to the Investors stating (i) its bona fide intention to offer such
  ------
Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          (b) Within 15 calendar days after delivery of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Investor that purchases all the shares available to it (each, a "Fully-Exercising Investor")
                                                   -------------------------
of any other Investor's failure to do likewise. During the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-

Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

                (c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2(b) hereof, offer and sell the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period and if such agreement is not consummated within such period, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                (d) The right of first offer in this paragraph 2 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors, (ii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iii) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (iv) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions or (v) to the issuance of the Series A Participating Preferred Stock.

          (e) Notwithstanding the foregoing, the right of first offer in this
Section 2 shall terminate (i) with respect to any Investor whose shares of Series B Convertible Preferred Stock are converted into shares of Common Stock of the Company, or (ii) when the Company shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of.

         3.     Miscellaneous.
                -------------

                3.1  Successors and Assigns.  Except as otherwise provided in
                     ----------------------
this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Series B Convertible Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                3.2  Amendments and Waivers.  Any term of this Agreement may be
                     ----------------------
amended or waived only with the written consent of (i) the Company, (ii) the holders of a majority of the Registrable Securities then outstanding, and (iii) Johnson & Johnson Development Corporation if its obligations hereunder are materially increased by such amendment. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each future holder of all such Registrable Securities and the Company.

                3.3  Notices.  Unless otherwise provided, any notice required or
                     -------
permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page on Exhibit A hereto or as subsequently modified by written
                      ---------
notice.

                3.4  Severability.  If one or more provisions of this Agreement
                     ------------
are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                3.5  Governing Law.  This Agreement and all acts and
                     -------------
transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

                3.6  Counterparts.  This Agreement may be executed in two or
                     ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                3.7  Titles and Subtitles.  The titles and subtitles used in
                     --------------------
this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                3.8  Aggregation of Stock.  All shares of the Preferred Stock
                     --------------------
held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


                            [Signature Page Follows]

     The parties have executed this Investors' Rights Agreement as of the date first above written.

                                   COMPANY:

                                    KeraVision, Inc.

                                    By:    /s/Mark Fischer-Colbrie
                                           -------------------------------

                                    Name:  Mark Fischer-Colbrie
                                           -------------------------------
                                                (print)

                                    Title: VP Finance & CFO
                                           -------------------------------

                                    INVESTORS:

                                    DLJ Capital Corp.

                                    By:    /s/Kathleen D. LaPorte
                                           -------------------------------

                                    Name:  Kathleen D. LaPorte
                                           -------------------------------

                                    Title: General Partner and Attorney in
                                           -------------------------------
                                           Fact
                                           ----


                                    DLJ ESC II, L.P.
                                    By:  DLJ LBO Plans Management Corporation
                                    Its:  Manager

                                    By:    /s/Kathleen D. LaPorte
                                           -------------------------------

                                    Name:  Kathleen D. LaPorte
                                           -------------------------------

                                    Title: Attorney In Fact
                                           -------------------------------


                                    Sprout Capital VIII, L.P.
                                    By: DLJ Capital Corp.
                                    Its: Managing General Partner

                                    By:    Kathleen D. LaPorte
                                           -------------------------------

                                    Name:  Kathleen D. LaPorte
                                           -------------------------------

                                    Title: General Partner and Attorney in Fact
                                           ------------------------------------

                                    Sprout Venture Capital, L.P.
                                    By: DLJ Capital Corp.
                                    Its: Managing General Partner

                                    By:    /s/Kathleen D. LaPorte
                                           -------------------------------

                                    Name:  Kathleen D. LaPorte
                                           -------------------------------

                                    Title: General Partner and Attorney in Fact
                                           ------------------------------------

                                    The Sprout CEO Fund, L.P.
                                    By: DLJ Capital Corp.
                                    Its: General Partner

                                    By:    /s/Kathleen D. LaPorte
                                           -------------------------------

                                    Name:  Kathleen D. LaPorte
                                           -------------------------------

                                    Title: General Partner and Attorney in Fact
                                           ------------------------------------

                                    Johnson & Johnson Development Corporation

                                    By:    /s/Blair M Flecher
                                           -------------------------------

                                    Name:  Blair M. Flecher
                                           -------------------------------

                                    Title: Vice President
                                           -------------------------------


                                    GMI/DRI INVESTMENT TRUST

                                    By:    /s/David B. Van Benschoten
                                           -------------------------------

                                    Name:  David B. Van Benschoten
                                           -------------------------------

                                    Title: Executive Secretary - Benefit
                                           Finance Committee of General Mills,
                                           Inc. as Named Financial Fiduciary
                                           -----------------------------------

                                    Special Situations Private Equity Fund, LP

                                    By:    /s/Austin Marxe
                                           -------------------------------

                                    Name:  Austin Marxe
                                           -------------------------------

                                    Title: Mgr. Dir.
                                           -------------------------------


                                    Special Situations Fund III, LP

                                    By:    /s/Austin Marxe
                                           -------------------------------

                                    Name:  Austin Marxe
                                           -------------------------------

                                    Title: Mgr. Dir.
                                           -------------------------------


                                    Special Situations Cayman Fund, LP

                                    By:    /s/Austin Marxe
                                           -------------------------------

                                    Name:  Austin Marxe
                                           -------------------------------

                                    Title:  Mgr. Dir.
                                           -------------------------------